                                                                    Exhibit 10.1

                                                                  EXECUTION COPY


                      AMENDED AND RESTATED CREDIT AGREEMENT



            AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 4, 1997 among APPLIED MATERIALS, INC., the BANKS party hereto, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

            WHEREAS, the parties hereto are parties to a Credit Agreement dated as of September 8, 1994 as heretofore amended (the "EXISTING AGREEMENT");

            WHEREAS, the parties hereto desire to amend the Existing Agreement to (i) extend the Termination Date from February 11, 2000 to April 4, 2001, (ii) reduce the rates of interest and fees payable thereunder, (iii) permit the Company to replace the Lease Agreements (as defined therein) with a new master lease with Credit Suisse Leasing, 92A, L.P., (iv) permit the Company to elect a shorter Interest Period with respect to Money Market Absolute Rate Borrowings,
(v) permit the Company to use the proceeds of loans made thereunder to finance certain acquisitions and (vi) make certain other changes; and

            WHEREAS, in connection with such amendment, the parties hereto desire to restate the Existing Agreement in its entirety to read as set forth in the Existing Agreement with the amendments specified below;

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1. Definitions; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Existing Agreement has the meaning assigned to such term in the Existing Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Existing Agreement shall from and after the Restatement Effective Date refer to the Existing Agreement as amended and restated hereby.

            (b) Each reference to the Existing Agreement contained in (i) Exhibits A, B, C, D and H thereto or (ii) any Note issued pursuant thereto shall, from and after the Restatement Effective Date, refer to the Existing Agreement as amended and restated hereby (and as further amended from time to time).

            (c) "Amendment and Restatement" means this Amended and Restated Credit Agreement dated as of April 4, 1997 among the parties hereto, amending and restating the Existing Agreement.



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            (d) "Restatement Effective Date" means the date this Amendment and
Restatement becomes effective in accordance with Section 11 hereof.

            SECTION 2. Extension of Termination Date. The definition of "Termination Date" in Section 1.01 of the Existing Agreement is amended by changing the date specified therein from "February 11, 2000" to "April 4, 2001"

            SECTION 3. Amendments to Definitions. Section 1.1 of the Existing Agreement is amended as follows:

            (a) The following new definitions are added in the appropriate alphabetical order:

                            "Company's 1996 Form 10-K" means the Company's
                annual report on Form 10-K for 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                            "Excess Lease Financed Amount" means the amount (if
                any) by which the Lease Financed Amount exceeds (i) $250,000,000 at any time when the Company does not have an Improved Rating or
                (ii) $500,000,000 at any time when the Company does have an Improved Rating.

                            "Improved Rating" means a rating of senior long-term
                unsecured debt securities of the Company without any third-party credit enhancement as either (i) BBB+ or higher by Standard & Poor's Ratings Services or (ii) Baa1 or higher by Moody's Investors Service, Inc.

                            "Lease Financed Amount" means the sum of the
                aggregate outstanding principal amount of the Loans (as defined in the Lease Agreements) and the outstanding Investment Amounts (as defined in the Lease Agreements).

                            "Margin Stock" means "margin stock" as such term is
                defined in Regulation U.

                            "Permitted Lease Collateral" means Cash Collateral
                (as defined in the Lease Agreements) or Treasuries (as defined in the Lease Agreements) pledged pursuant to the Pledge Agreement (as defined in the Lease Agreements), in each case securing the obligations of the Company under the Lease Agreements.

            (b) The definition of "Company's 1995 Form 10-K" is deleted.



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            (c) Clause (5) of the definition of "Interest Period" is amended by changing the words "but not less than 30 days" to read "but not less than 7 days".

            (d) The definition of "Lease Agreements" is amended to read as follows:

                            "Lease Agreements" means the Master Lease dated as
                of April 11, 1997 between the Company and Credit Suisse Leasing, 92A, L.P. and the Operative Documents (as defined therein), as they may be amended from time to time; provided that, except in the case of substantially unimproved land, the property and other assets leased pursuant to the Lease Agreements, while leased thereunder, are not included in the assets of the Company and its Consolidated Subsidiaries under GAAP.

            (e) The last sentence of the definition of "Debt" is amended to read as follows:

                            The Company's obligations under the Lease Agreements
                shall be excluded from this definition; provided that (i) no such exclusion shall be made if and to the extent that GAAP would require such obligations to be classified as debt for borrowed money and (ii) in any event the term "Debt" shall include the Excess Lease Financed Amount (if any).

            (f) The last sentence of the definition of "Guarantees" is amended by deleting the words "until December 31, 1995".

            (g) The last sentence of the definition of "Lien" is amended to read as follows:

            The Lease Agreements and the arrangements set forth therein shall be excluded from this definition; provided that:

                            (i) if any portion of the Lease Financed Amount is
                included in Debt under the last sentence of the definition of Debt, then, for purposes of Section 5.11(j), the Lease Agreements and the arrangements set forth therein shall be deemed to create a Lien securing such Debt; and

                            (ii) if the Lease Agreements and the arrangements
                set forth therein create a lien on any property or assets other than (x) the property and assets leased pursuant to the



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
                        Lease Agreements, (y) rights of the Company as sublessor of any portion of such property and assets and (z) Permitted Lease Collateral, such lien shall not be excluded from this definition.

                        (h) The definition of "Consolidated Quick Assets" is
            amended by adding at the end of such definition the words "excluding Permitted Lease Collateral".

            SECTION 4. Limitation on Long-Term Leases. The last sentence of
Section 5.13 is amended to read in full as follows:

            For purposes of this Section 5.13 only, Rentals shall not include any payments required under the Lease Agreements.

            SECTION 5. Reduced Pricing. The Pricing Schedule to the Existing Agreement is deleted and replaced with the Pricing Schedule attached hereto. Interest (if any) and fees accrued prior to the Restatement Effective Date shall be payable at the rates specified in the original Pricing Schedule. Interest and fees accruing on or after the Restatement Effective Date shall be payable at the rates specified in the Pricing Schedule attached hereto.

            SECTION 6. Use of Proceeds. Section 5.08 of the Existing Agreement is amended to read as follows:

                        SECTION 5.08. Use of Proceeds. The proceeds of the Loans
            made under this Agreement will be used by the Company to backstop its commercial paper and for other general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock unless, at all times when any such proceeds are used to buy or carry Margin Stock, not more than 25% of the value (as determined by any reasonable method) of the assets subject to any restriction in Section 5.07 or 5.11 consists of Margin Stock.


            SECTION 7. Updated Representations and Warranties. (a) Sections 4.04, 4.05 and 4.07 of the Existing Agreement are amended by changing the reference to "the Company's 1995 Form 10-K" to "the Company's 1996 Form 10-K," wherever it appears therein.

              (b) Section 4.04 of the Existing Agreement is amended by changing the date "October 29, 1995" to "October 27, 1996," wherever it appears therein.

            SECTION 8. Additional Representations and Warranties. (a) The Company represents and warrants that as of the Restatement Effective Date,



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immediately after giving effect to the amendment and restatement of the Existing
Agreement provided for herein:

              (i)    no Default shall have occurred and be continuing; and

             (ii) each representation and warranty of the Company set forth in the Existing Agreement (as amended hereby) will be true as though made on and as of the Restatement Effective Date.

              (b) Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Amendment and Restatement.

            SECTION 9. Specification of Certain Dates. The words "the date of this Agreement" in Section 8.02 of the Existing Agreement and the words "the date hereof" wherever they appear in Section 8.03 thereof, are changed to "April 4, 1997".

            SECTION 10. Counterparts. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            SECTION 11. Conditions to Effectiveness. This Amendment and Restatement shall become effective, and the Existing Agreement will be amended and restated in its entirety to read as set forth in the Existing Agreement with the amendments specified above, on the date when the Agent shall have received all of the following:

              (a) counterparts of this Amendment and Restatement signed by the
            Company and all of the Banks that are parties to the Existing Agreement (or, in the case of any such Bank from which a signed counterpart shall not have been received, the Agent shall have received, in form satisfactory to it, facsimile or other written confirmation from such Bank that it has signed a counterpart hereof);

              (b) an opinion of counsel for the Company, substantially in the form of Exhibit A hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

              (c) all documents the Agent may reasonably request relating to the existence of the Company, the corporate authority for and the validity of the Existing Agreement as amended and restated hereby, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.



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The Agent shall promptly notify the Company and the Banks of the Restatement
Effective Date, and such notice shall be conclusive and binding on all parties hereto.

            SECTION 12. Governing Law. Submission to Jurisdiction. This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Amendment and Restatement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed by their respective authorized officers as of the day and year first above written.



                             APPLIED MATERIALS, INC.

                             By /s/ Gerald Taylor
                               -------------------------------------
                             Name:   Gerald F. Taylor
                             Title:  Senior Vice President and Chief
                                     Financial Officer

                             By /s/ Nancy Handel
                               -------------------------------------
                             Name:  Nancy H. Handel
                             Title: Vice President, Corporate Finance and
                                    Treasurer

                              MORGAN GUARANTY TRUST
                               COMPANY OF NEW YORK

                             By /s/ Kathryn Sayko-Yanes
                               -------------------------------------
                             Title:


                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION

                             By /s/ Kevin McMahon
                               -------------------------------------
                             Title: Managing Director



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
                             UNION BANK OF CALIFORNIA, N.A.

                             By /s/ Wanda Headrick
                               -------------------------------------
                             Title: Vice President


                             ABN AMRO BANK N.V. SAN
                             FRANCISCO INTERNATIONAL
                             BRANCH

                             By /s/ Robin S. Yim
                               -------------------------------------
                             Title: Group Vice President

                             By /s/ Richard DaCosta
                               -------------------------------------
                             Title: Assistant Vice President


                            BANQUE NATIONALE DE PARIS

                            By /s/ Rafael C. Lumanlan
                               -------------------------------------
                            Title: Vice President

                            By /s/ Charles H. Day
                               -------------------------------------
                            Title: Assistant Vice President


                            CITICORP USA, INC.

                            By /s/ Steven Victorin
                               -------------------------------------
                            Title: Attorney-in-Fact


                            CREDIT SUISSE FIRST BOSTON

                            By /s/ Marilou Palenzuela
                               -------------------------------------
                            Title: Vice President

                            By /s/ Thomas F. Clausen
                               -------------------------------------
                            Title: Vice President



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
                            DEUTSCHE BANK AG, NEW YORK
                            AND/OR CAYMAN ISLANDS
                            BRANCHES

                            By /s/ Vishwanie S. Sewsankae
                               -------------------------------------
                            Title: Assistant Vice President

                            By /s/ Robert M. Wood, Jr.
                               -------------------------------------
                            Title: Director


                            MELLON BANK, N.A.

                            By /s/ Edwin H. Wiest
                               -------------------------------------
                            Title: First Vice President



                            MORGAN GUARANTY TRUST
                            COMPANY OF NEW YORK, as Agent

                            By /s/ Kathryn Sayko-Yanes
                               -------------------------------------
                            Title:

                                PRICING SCHEDULE


            The "EURO-DOLLAR MARGIN", "CD MARGIN" and "FACILITY FEE RATE" for any day are the respective rates per annum set forth below in the applicable row in the column corresponding to the Pricing Level that applies on such day:


  PRICING LEVEL           LEVEL I       LEVEL II       LEVEL III        LEVEL IV         LEVEL V
------------------------------------------------------------------------------------------------
Euro-Dollar Margin        0.150%          0.185%          0.240%          0.300%          0.400%
------------------------------------------------------------------------------------------------
CD Margin                 0.275%          0.310%          0.365%          0.425%          0.525%
------------------------------------------------------------------------------------------------
Facility Fee Rate         0.075%          0.090%          0.110%          0.150%          0.225%
------------------------------------------------------------------------------------------------

            For purposes of this Pricing Schedule, the following terms have the following meanings:

            "LEVEL I PRICING" applies on any day if, on such day, the Company's long-term debt is rated A-or higher by S&P or A3 or higher by Moody's.

            "LEVEL II PRICING" applies on any day if on such day, (i) the Company's long-term debt is rated BBB+ by S&P or Baal by Moody's and (ii) Level I Pricing does not apply.

            "LEVEL III PRICING" applies on any day if, on such day, (i) the Company's long-term debt is rated BBB by S&P or Baa2 by Moody's and (ii) neither Level I Pricing nor Level II Pricing applies.

            "LEVEL IV PRICING" applies on any day if, on such day, (i) the Company's long-term debt is rated BBB- by S&P or Baa3 by Moody's and (ii) none of Level I Pricing, Level II Pricing or Level III Pricing applies.

            "LEVEL V PRICING" applies on any day if, on such day, no other Pricing Level applies.

            "MOODY'S" means Moody's Investors Service, Inc.

            "PRICING LEVEL" means any one of the five pricing levels represented by Level Pricing, Level II Pricing, Level III Pricing, Level IV Pricing and Level V Pricing.

            "S&P" means Standard & Poor's Ratings Services.

            The ratings to be utilized for purposes of this Pricing Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect on any day is the rating in effect at the close of business on such day.



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                                    EXHIBIT A



                               OPINION OF COUNSEL
                                 FOR THE COMPANY


                                                      [Amendment Effective Date]


To the Banks and the Agent
Referred to Below
c/o Morgan Guaranty Trust Company
of New York, as Agent
60 Wall Street
New York, New York 10260

Ladies and Gentlemen:

            I have acted as counsel to Applied Materials, Inc. (the "COMPANY") in connection with the execution and delivery of that certain Amended and Restated Credit Agreement (the "CREDIT AGREEMENT") dated as of April 4, 1997 among the Company, the Banks signatory thereto and Morgan Guaranty Trust Company of New York, as Agent. Except as otherwise defined herein, all terms used herein and defined in the Credit Agreement or any agreement delivered thereunder shall have the meanings assigned to them therein.

            In connection with this opinion, I have examined executed copies of the Credit Agreement and the Notes and such other documents, records, agreements and certificates as I have deemed appropriate. I have also reviewed such matters of law as I have considered relevant for the purpose of this opinion.

            Based upon the foregoing, I am of the opinion that:

            1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged; and is duly licensed or qualified and is in good standing as a foreign corporation in the State of California.

            2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or, to the best of my knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or, result in the creation or imposition of any Lien on any asset of the Company or any of its Restricted Subsidiaries.

            3. To the best of my knowledge, except as set forth under the heading "Legal Proceedings" in the Company's 1996 Form 10-K, there are no pending or threatened actions, suits or proceedings against or affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator in which there is a reasonable possibility of an adverse determination which would have a Material Adverse Effect, or which in any manner draws into question the validity of the Credit Agreement or the Notes.

            4. The Credit Agreement constitutes a valid and binding obligation of the Company and each Note constitutes a valid and binding agreement of the Company, in each case enforceable in accordance with its terms.

                               Certain Assumptions

            With your permission I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies and the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed; and (c) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

                     Certain Limitations and Qualifications

            I express no opinion as to laws other than laws of the State of California, the federal law of the United States of America and the General Corporation Law of the State of Delaware.

            With your permission, I have assumed for the purpose of rendering this opinion that the laws of the State of California govern the transaction, notwithstanding that the Credit Agreement and the Notes state that they are to be governed by New York law.

            My opinion that any document is legal, valid, binding, or enforceable in accordance with its terms is qualified as to:

            (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other similar laws relating to or affecting the enforcement of creditors' rights generally;

            (b) general principles of equity, including without limitation concepts of mutuality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law;

            (c) the possibility that certain covenants and provisions for the acceleration of the maturity of the Notes may not be enforceable if enforcement would be unreasonable under the then existing circumstances, but in my opinion acceleration would be available if an event of default occurred as a result of a material breach of a material covenant;

            (d) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of any event of default;

            (e) rights to indemnification and contribution which may be limited by applicable law and equitable principles; and

            (f) the unenforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights (including, without limitation, waivers of any objection to venue and forum non conveniens and the right to a jury trial), the benefits of statutory constitutional provisions, unknown future rights, and defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law.

            The phrase "to the best of my knowledge" is intended to indicate that, during the ordinary course of the performance of my duties as counsel for the Company, no information that would give me current actual knowledge of the inaccuracy of such statement has come to my attention.

                                 Use of Opinion

            This opinion is solely for your benefit (and the benefit of any Assignee which becomes a Bank pursuant to Section 9.06(c) of the Credit Agreement) in connection with the transaction covered by the first paragraph of this letter and may not be relied upon, used, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without my prior written approval. I disclaim any obligation to update this opinion for events occurring or coming to my attention after the date hereof.


                                                               Very truly yours,